UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2026
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KOPPERS HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 227-2001
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This amended Current Report on Form 8-K (this “Amendment”) is being filed by Koppers Holdings Inc. (the “Company”) for the purpose of amending Item 5.02 of that certain Current Report on Form 8-K originally filed by the Company on January 9, 2026 (the “Original Form 8-K”), in connection with Jimmi Sue Smith’s agreement with the Company to retire from her position as the Company’s Chief Financial Officer effective January 5, 2026, her provision of transition services to the Company and her separation from service with the Company on February 28, 2026 (the “Separation Date”). This Amendment is being filed to provide the material terms of a transition agreement between Ms. Smith and Koppers Inc., a wholly owned subsidiary of the Company (“KI” and together with the Company, “Koppers”), regarding her separation from service with Koppers. Except as described below, all other information in the Original Form 8-K remains unchanged.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 9, 2026, KI and Ms. Smith entered into a transition agreement (the “Transition Agreement”), effective as of March 17, 2026, in connection with Ms. Smith’s: (i) provision of continued services as Koppers’ Treasurer from January 5, 2026 through the Separation Date (the “Interim Employment Period”); (ii) her separation from service with Koppers at the conclusion of the Interim Employment Period; and (iii) her agreeing to assist in the transition of her services from the Separation Date through February 28, 2027 (the “Transition Period”).
Pursuant to the Transition Agreement, in exchange for Ms. Smith’s general release and waiver of claims, her employment and services during the Interim Employment Period and her agreement to provide transition services during the Transition Period, KI has agreed, among other things, to pay Ms. Smith $440,000, payable over the Transition Period and to allow Ms. Smith to remain eligible for her earned and unpaid 2025 annual cash incentive, based on actual business performance, which will be payable in a lump sum on or around April 4, 2026, which is the same time such annual cash incentive is paid to other executives. In addition, in consideration and conditioned upon her services during the Transition Period, KI has agreed to pay Ms. Smith $123,400 in the form of a lump sum cash payment (representing the value of the equity awards that Ms. Smith would have become vested in during the Transition Period) and $330,000, payable in a lump sum on or around April 8, 2027 (representing her target 2026 annual cash incentive opportunity she would have been eligible for during the Transition Period if she continued to be a full-time employee).
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s next Form 10-Q, which will be incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 18, 2026

KOPPERS HOLDINGS INC.

By:	/s/ Bradley A. Pearce
Bradley A. Pearce
Interim Chief Financial Officer and
Chief Accounting Officer